PCD Inc.

2 Technology Drive

Centennial Park

Peabody, Massachusetts 01960-7977

Annual Meeting of Stockholders - April 26, 2002

Proxy Solicited on Behalf of the Board of Directors

          The undersigned, revoking all prior proxies, hereby appoints John L. Dwight, Jr., John J. Sheehan III and Thomas C. Chase as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned all shares of stock of PCD Inc. (the "Company") which the undersigned may be entitled to vote at the 2002 Annual Meeting of Stockholders of PCD Inc. to be held at the offices of the Company, 2 Technology Drive, Centennial Park, Peabody, Massachusetts 01960-7977, on Friday, April 26, 2002 at 10:00 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgement on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act upon the following matters set forth in such notice as specified by the undersigned.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?                                        DO YOU HAVE ANY COMMENTS?
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(to be signed on the reverse side)

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X	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

                                                                     FOR
                                                                     ALL
                                                                NOMINEES                 WITHHOLD
1. Election of Directors	Nominees: John L. Dwight, Jr. Theodore C. York

NOTE:  To withhold authority to vote for any                                                                                                                                        2. In their discretion, the proxies are authorized to
             individual nominee, strike a line through                                                                                                                                         vote upon any other business that may properly
             that nominee (s) name in the list at the right                                                                                                                                    come before the meeting or at any
                                                                                                                                                                                                                                    adjournment(s) thereof.

RECORD DATE SHARES:

Mark box at right if an address change or comment has been noted on the reverse of this card.

          ________________________________          _________________________________          ________________________, 2002
         Stockholder sign here                                          Co-owner sign here                                              Date
         Note:   Please be sure to sign and date this Proxy.

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PCD Inc.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 26, 2002. Thank you in advance for your prompt consideration of these matters.

Sincerely,

PCD Inc.